Exhibit 10.1

CONTRIBUTION AGREEMENT

BY AND AMONG

ENVIVA HOLDINGS, LP

ENVIVA MLP HOLDCO, LLC

ENVIVA, LP

ENVIVA COTTONDALE ACQUISITION I, LLC

AND

ENVIVA PARTNERS, LP

DATED AS OF APRIL 28, 2015

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of April 28, 2015 (this “Agreement”), is entered into by and among Enviva Holdings, LP, a Delaware limited partnership (“Enviva Holdings”), Enviva MLP Holdco, LLC, a Delaware limited liability company (“MLP Holdco”), Enviva, LP, a Delaware limited partnership (“Enviva”), Enviva Cottondale Acquisition I, LLC, a Delaware limited liability company (“Acquisition I”), and Enviva Partners, LP, a Delaware limited partnership (“MLP”). The above named entities are sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Enviva Holdings owns a 100% limited liability company interest in MLP Holdco;

WHEREAS, MLP Holdco owns a 75.42% limited partner interest in MLP and a 100% limited liability company interest in Enviva Partners GP, LLC, a Delaware limited liability company (“MLP GP”) and the general partner of MLP;

WHEREAS, Enviva Holdings owns a 100% limited liability company interest in Acquisition I;

WHEREAS, Acquisition I owns a 24.58% limited partner interest in MLP;

WHEREAS, MLP owns a 100% limited partner interest in Enviva and a 100% limited liability company interest in Enviva GP, LLC, a Delaware limited liability company (“Enviva GP”) and the general partner of Enviva;

WHEREAS, Enviva Holdings and MLP GP entered into an Agreement of Limited Partnership of MLP, effective as of November 12, 2013 (the “Original LPA”);

WHEREAS, the Parties entered into the Contribution Agreement, dated as of April 9, 2015 (the “Initial Contribution Agreement”), pursuant to which, among other things, the following actions have been taken prior to the date hereof:

1.	Enviva distributed, and caused its subsidiaries to distribute, all cash and cash equivalents, including accounts receivable, to MLP Holdco;

2.	Enviva Holdings contributed a 100% limited partner interest in MLP and a 100% limited liability company interest in MLP GP to MLP Holdco;

3.	MLP Holdco contributed a partnership interest in Enviva with a 99.999% sharing ratio and a 100% limited liability company interest in Enviva GP to MLP;

4.	Acquisition I contributed a 100% limited liability company interest in Enviva Cottondale Acquisition II, LLC, a Delaware limited liability company (“Acquisition II”), to MLP;

5.	MLP issued a 24.58% limited partner interest in MLP to Acquisition I; and

6.	MLP borrowed $172.5 million under the New MLP Credit Agreement (i) to repay, or cause to be repaid, all outstanding indebtedness under the Enviva LP Credit Agreement, (ii) to retain funds for a future distribution to MLP Holdco in connection with the Offering and (iii) to retain funds for general partnership purposes;

WHEREAS, each of the following actions will occur at the times specified hereafter:

1.	MLP Holdco and MLP GP will amend and restate the Original LPA by executing the A&R LPA;

2.	MLP shall issue (i) to MLP Holdco the Sponsor Units and the right to receive the Deferred Issuance and Distribution and (ii) to MLP GP the Incentive Distribution Rights;

3.	MLP shall issue to Acquisition I 3,394,566 Subordinated Units;

4.	In connection with a firm commitment underwritten offering of the Firm Units (the “Offering”), the public, through the Underwriters, will contribute cash to MLP pursuant to the Underwriting Agreement, net of the Underwriters’ Spread, in exchange for the Firm Units;

5.	MLP will use the proceeds of the Offering, net of the Underwriters’ Spread and estimated expenses incurred in connection with the Offering (the “Firm Net Proceeds”), (i) to repay, or cause to be repaid, certain indebtedness of Cottondale and Acquisition II, (ii) to make a distribution (including funds borrowed under the New MLP Credit Agreement and retained pursuant to the Initial Contribution Agreement) to MLP Holdco and (iii) for general partnership purposes;

6.	MLP shall cause Acquisition II to merge with and into MLP, with MLP continuing as the surviving Delaware limited partnership; and

7.	MLP shall contribute, assign, transfer, convey and deliver a 100% limited liability company interest in Cottondale to Enviva.

WHEREAS, each of the Parties and the stockholders, members, partners, boards of directors or managers of the Parties, as the case may be, have taken all corporate, partnership, limited liability company or other action, as the case may be, required to be taken to approve the transactions contemplated by this Agreement; and

WHEREAS, MLP may adjust upward or downward the number of Firm Units, with corresponding adjustments to the total number of Common Units to be offered to the public through the Underwriters.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

The following defined terms will have the meaning given below:

“Acquisition I” has the meaning set forth in the introductory paragraph of this Agreement.

“Acquisition II” has the meaning set forth in the Recitals of this Agreement.

“A&R LPA” means the First Amended and Restated Agreement of Limited Partnership of MLP, substantially in the form attached as Appendix A to the prospectus constituting part of the Registration Statement.

“Common Units” has the meaning set forth in the A&R LPA.

“Cottondale” has the meaning set forth in the Recitals of this Agreement.

“Deferred Issuance and Distribution” has the meaning set forth in Article III.

“Effective Time” means the date and time of the delivery of the Firm Units and payment therefor as set forth in the Underwriting Agreement.

“Enviva” has the meaning set forth in the introductory paragraph of this Agreement.

“Enviva GP” has the meaning set forth in the Recitals of this Agreement.

“Enviva Holdings” has the meaning set forth in the introductory paragraph of this Agreement.

“Enviva LP Credit Agreement” means the Credit and Guaranty Agreement, dated as of November 9, 2012, among MLP Holdco, Enviva GP, Enviva, as Borrower, certain subsidiaries of Enviva as Guarantors, the Lenders party thereto, the LC Facility Issuing Banks party thereto, Barclays Bank PLC, as collateral agent, and Barclays Bank PLC, as administrative agent.

“Firm Net Proceeds” has the meaning set forth in the Recitals of this Agreement.

“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, excluding the Option Units.

“Incentive Distribution Rights” has the meaning set forth in the A&R LPA.

“Initial Contribution Agreement” has the meaning set forth in the Recitals of this Agreement.

“MLP” has the meaning set forth in the introductory paragraph of this Agreement.

“MLP GP” has the meaning set forth in the Recitals of this Agreement.

“MLP Holdco” has the meaning set forth in the introductory paragraph of this Agreement.

“New MLP Credit Agreement” means the Credit Agreement, dated as of April 9, 2015, among MLP, as Borrower, certain subsidiaries of MLP, as Guarantors, the Lenders party thereto, the LC Facility Issuing Banks party thereto, Barclays Bank PLC, as collateral agent, and Barclays Bank PLC, as administrative agent.

“Offering” has the meaning set forth in the Recitals of this Agreement.

“Option Units” means the Common Units subject to the Over-Allotment Option.

“Original LPA” has the meaning set forth in the Recitals of this Agreement.

“Over-Allotment Option” means the Underwriter’s option to purchase a number of Common Units up to 15% of the Firm Units pursuant to the Underwriting Agreement.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Registration No. 333-199625), as amended.

“Sponsor Common Units” means 405,138 Common Units; provided that if MLP increases the number of Firm Units, the Sponsor Common Units will be decreased by a number of Common Units equal to 115% (to accommodate the corresponding increase in the number of Option Units and Deferred Issuance and Distribution) of such increase and if MLP decreases the number of Firm Units, the Sponsor Common Units will be increased by a number of Common Units equal to 115% of such decrease.

“Sponsor Subordinated Units” means 8,510,572 Subordinated Units.

“Sponsor Units” means the Sponsor Common Units and Sponsor Subordinated Units.

“Structuring Fee” means a structuring fee equal to 0.50% of the gross proceeds of the sale of the Firm Units payable by MLP to Barclays Capital Inc. and Goldman, Sachs & Co.

“Subordinated Unit” has the meaning set forth in the A&R LPA.

“Underwriters” means the underwriting syndicate listed in Schedule I of the Underwriting Agreement.

“Underwriters’ Spread” means the Underwriters’ discount as set forth in the Underwriting Agreement plus the Structuring Fee.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into among MLP GP, MLP, MLP Holdco, Enviva Holdings and the Underwriters, in substantially the form attached as Exhibit 1.1 to the Registration Statement.

ARTICLE II

CONTRIBUTIONS AND OTHER MATTERS

Concurrently with the Effective Time, the following distributions, capital contributions and other transactions shall be completed in the order set forth below:

Section 2.1 Execution of A&R LPA.

MLP Holdco and MLP GP shall amend and restate the Original LPA by executing the A&R LPA, with such changes as MLP Holdco and MLP GP may deem necessary or advisable.

Section 2.2 Issuance of Consideration to MLP Holdco for Contribution of Interests in Enviva and Enviva GP.

MLP shall issue (i) to MLP Holdco the Sponsor Units, the right to receive a cash distribution in the amount of $160.1 million and the right to receive the Deferred Issuance and Distribution, and (ii) to MLP GP the Incentive Distribution Rights.

Section 2.3 Issuance of Consideration to Acquisition I for Contribution of Interest in Acquisition II.

MLP shall issue to Acquisition I 3,394,566 Subordinated Units.

Section 2.4 Underwriter Cash Contribution.

The Parties acknowledge that MLP is undertaking the Offering, and the public through the Underwriters, pursuant to the Underwriting Agreement, will make a capital contribution to MLP in cash in an amount determined pursuant to the terms of the Underwriting Agreement in exchange for the issuance by MLP to the Underwriters of the Firm Units.

Section 2.5 Execution of Registration Rights Agreement.

MLP Holdco, Acquisition I and MLP shall execute a Registration Rights Agreement in substantially the form attached as Exhibit 4.1 to the Registration Statement.

Section 2.6 Payment Obligation and Use of Offering Proceeds.

MLP agrees to use, or cause to be used, the Firm Net Proceeds to (i) repay $81.9 million of intercompany indebtedness of Cottondale and Acquisition II, (ii) pay, together with borrowings of $85.9 million under the New MLP Credit Agreement, a $144.5 million distribution to MLP Holdco, a portion of which is intended as a reimbursement of capital expenditures, and (iii) retain $45.0 million for general partnership purposes.

Section 2.7 Merger of Acquisition II with MLP.

MLP shall cause Acquisition II to merge with and into MLP, with MLP continuing as the surviving Delaware limited partnership.

Section 2.8 Contribution of Interest in Cottondale.

MLP shall contribute, assign, transfer, convey and deliver a 100% limited liability company interest in Cottondale to Enviva, and Enviva hereby accepts such interest.

ARTICLE III

DEFERRED ISSUANCE AND DISTRIBUTION

Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, MLP shall issue to MLP Holdco a number of additional Common Units that is equal to the excess, if any, of (x) the total number of Option Units over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise(s) of the Over-Allotment Option. Upon each exercise of the Over-Allotment Option, MLP shall distribute to MLP Holdco an amount of cash equal to the net proceeds (after Underwriter’s Spread) of each such exercise (such net proceeds, together with any Common Units issued to MLP Holdco pursuant to the preceding sentence, the “Deferred Issuance and Distribution”).

ARTICLE IV

MISCELLANEOUS

Section 4.1 Further Assurances.

From time to time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be reasonably necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively carry out the purposes and intent of this Agreement.

Section 4.2 Successors and Assigns.

The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 4.3 No Third Party Rights.

The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or entity or confer upon any other person or entity any benefits, rights or remedies, and no person or entity is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 4.4 Severability.

If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement to the greatest extent possible.

Section 4.5 Entire Agreement.

This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto after the date of this Agreement pursuant to Section 4.6.

Section 4.6 Amendment or Modification.

This Agreement may be amended or modified at any time or from time to time only by a written instrument, specifically stating that such written instrument is intended to amend or modify this Agreement, signed by each of the Parties.

Section 4.7 Construction.

All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 4.8 Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

Section 4.9 Deed; Bill of Sale; Assignment.

To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

Section 4.10 Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

ENVIVA HOLDINGS, LP

By:	Enviva Holdings GP, LLC, as its sole general partner

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

ENVIVA MLP HOLDCO, LLC

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

ENVIVA, LP

By:	Enviva GP, LLC, as its sole general partner

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

ENVIVA PARTNERS, LP

By:	Enviva Partners GP, LLC, as its sole general partner

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE

CONTRIBUTION AGREEMENT

ENVIVA COTTONDALE ACQUISITION I, LLC

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE

CONTRIBUTION AGREEMENT